                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
                             ----------------------

       Date of Report (Date of earliest event reported): October 30, 2000

                                AFFYMETRIX, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                     0-28218                       77-0319159
------------------       ------------------------          --------------------
  (State of              (Commission File Number)             (IRS Employer
incorporation)                                              Identification No.)

        3380 Central Expressway, Santa Clara, California         95051
-------------------------------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)

                                 (408) 731-5000
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 30, 2000, Nautilus Acquisition Corp. (the "Acquisition Subsidiary"), a California corporation and wholly-owned subsidiary of Affymetrix, Inc. (the "Company"), merged with and into Neomorphic, Inc. ("Neomorphic"), a California corporation, pursuant to an Agreement and Plan of Merger dated September 29, 2000 among the Company, the Acquisition Subsidiary and Neomorphic (the "Merger Agreement"). As a result of the merger, Neomorphic became a wholly-owned subsidiary of the Company. In the merger, (i) each outstanding share of Neomorphic common stock was converted into, and became exchangeable for the right to receive 0.1552 of a share of common stock of the Company, subject to adjustment under certain circumstances following the closing (the "Conversion Ratio"), and (ii) each outstanding share of Neomorphic preferred stock was converted into and became exchangeable for the right to receive shares of Company common stock at the Conversion Ratio plus cash in the amount of $3.84. In connection with the completion of the acquisition, the Company agreed to register the resale of the Company common stock issued in the merger following the closing. At such time the final Conversion Ratio may be increased or decreased depending on the Company's stock performance prior to the effective date of the registration statement. In lieu of any such increase in the aggregate number of shares of Company common stock to be issued in the transaction, the Company has the option of paying cash in an aggregate amount not to exceed $20 million. In addition, each option exercisable for Neomorphic common stock issued and outstanding prior to the consummation of the merger was converted into an option exercisable for shares of the Company's common stock at the Conversion Ratio, generally under the same terms and conditions as existed for the original option. As a result of the merger, the Company issued or agreed to issue, in the aggregate, approximately 1.4 million shares of Company common stock in exchange for all of the outstanding shares of Neomorphic common and preferred stock and the assumption of all of Neomorphic's stock options.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         On November 13, 2000, Affymetrix, Inc. ("Affymetrix") filed a Form 8-K to report the acquisition of Neomorphic, Inc. ("Neomorphic"). Pursuant to
Item 7 of Form 8-K, Affymetrix indicated that it would file certain financial information no later than January 16, 2001. This Amendment No. 1 is filed to provide the required financial statements.

(a)      Financial Statements of Business Acquired.

         Financial statements of the business acquired as of and for the year ended December 31, 1999 are included herein. Unaudited condensed financial statements of the business acquired as of and for the nine months ended September 30, 2000 are also included herein.

(b)      Pro Forma Financial Information.

         Pro forma financial information as of September 30, 2000, the year ended December 31, 1999 and the nine months ended September 30, 2000 are included herein.

(c)      Exhibits.

2.1 Agreement and Plan of Merger, dated as of September 29, 2000, by and among the Company, the Acquisition Subsidiary and Neomorphic (filed as Exhibit 2.1 to the Company's current report on Form 8-K filed on November 13, 2000 and incorporated herein by reference)

23.1     Consent of Ernst & Young LLP, Independent Auditors

99.1 Press Release Dated October 31, 2000 (filed as Exhibit 99.1 to the Company's current report on Form 8-K filed on November 13, 2000 and incorporated herein by reference)


Item 7(a).  Financial Statements of Business Acquired

                                Neomorphic, Inc.

                          Index to Financial Statements


Report of Ernst & Young LLP, Independent Auditors........................................................5
Balance Sheet............................................................................................6
Statement of Operations..................................................................................7
Statement of Stockholders' Equity (Deficit)..............................................................8
Statement of Cash Flows..................................................................................9
Notes to Financial Statements...........................................................................10

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
Neomorphic, Inc.

We have audited the accompanying balance sheet of Neomorphic, Inc. as of December 31, 1999, and the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neomorphic, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

December 12, 2000
Palo Alto, California

                                Neomorphic, Inc.

                                 Balance Sheet

                                December 31, 1999


ASSETS
Current assets:
   Cash and cash equivalents                                                           $     506,693
   Accounts receivable                                                                       589,221
   Prepaid expenses and other current assets                                                  20,041
   Deferred tax asset                                                                        179,000
                                                                                  -----------------------
Total current assets                                                                       1,294,955

Property and equipment, net                                                                  141,026
                                                                                  -----------------------
                                                                                       $   1,435,981
                                                                                  =======================

Liabilities and stockholders' equity (deficit)
Current liabilities:
   Accounts payable                                                                    $       2,520
   Accrued compensation                                                                      281,949
   Other accrued liabilities                                                                 142,478
   Income taxes payable                                                                      204,000
   Deferred revenue                                                                        1,475,445
   Current portion of capital lease obligations                                               24,686
   Note payable                                                                               49,002
                                                                                  -----------------------
Total current liabilities                                                                  2,180,080

Noncurrent portion of capital lease obligations                                               41,340

Commitments

Stockholders' equity (deficit):
   Convertible preferred stock-no par value; 10,000,000 shares authorized,
     none issued and outstanding                                                                   -
   Common stock-no par value; 20,000,000 shares authorized, 7,296,225 shares
     issued and outstanding                                                                  253,858
   Notes receivable from stockholders                                                        (97,298)
   Accumulated deficit                                                                      (941,999)
                                                                                  -----------------------
Total stockholders' equity (deficit)                                                        (785,439)
                                                                                  -----------------------
                                                                                       $   1,435,981
                                                                                  =======================

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                             Statement of Operations

                          Year Ended December 31, 1999


Revenues:
   Software licenses and services                                                      $   1,343,501
   Grant revenue                                                                             216,671
                                                                                  -----------------------
                                                                                           1,560,172
                                                                                  -----------------------
Costs and expenses:
   Research and development                                                                1,352,564
   Selling, general and administration                                                       676,880
                                                                                  -----------------------
Total costs and expenses                                                                   2,029,444
                                                                                  -----------------------

Loss from operations                                                                        (469,272)

Other income (expense):
   Interest income                                                                             2,367
   Interest expense                                                                          (11,018)
                                                                                  -----------------------
Net loss before taxes                                                                       (477,923)
Provision for income taxes                                                                   (25,712)
                                                                                  -----------------------
Net loss                                                                                    (503,635)
                                                                                  =======================
Basic and diluted net loss per share                                                   $       (0.09)
                                                                                  =======================

Weighted-average shares used in computing basic and diluted net loss per share             5,725,401
                                                                                  =======================

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                   Statement of Stockholders' Equity (Deficit)

                                                                                          Notes                           Total
                                                       Common Stock        Additional  Receivable                     Stockholders'
                                                 -----------------------    Paid-In       From       Accumulated          Equity
                                                   Shares       Amount      Capital   Stockholders     Deficit          (Deficit)
                                                 ----------------------------------------------------------------------------------
Balances at December 31, 1998                      7,015,000     $   -   $ 60,683     $ (43,460)     $   (438,364)    $    (421,141)
   Issuance of common stock at $0.04-$0.47
    per share, net of repurchase                     281,225         -     53,838       (53,838)                -                 -
   Compensation expense relating to options
    granted to consultants                                 -         -    139,337             -                 -           139,337
   Net loss and comprehensive loss                         -         -          -             -          (503,635)         (503,635)
                                                 ----------------------------------------------------------------------------------
Balances at December 31, 1999                      7,296,225     $   -   $253,858     $ (97,298)     $   (941,999)    $    (785,439)
                                                 ==================================================================================

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                             Statement of Cash Flows

                Increase (Decrease) in Cash and Cash Equivalents

                          Year Ended December 31, 1999


OPERATING ACTIVITIES
Net loss                                                                                                     $    (503,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization                                                                                    47,854
   Issuance of equity instruments for noncash benefits                                                             139,337
   Changes in assets and liabilities:
     Accounts receivable                                                                                          (570,257)
     Prepaid expenses and other current assets                                                                       3,152
     Deferred tax asset                                                                                           (179,000)
     Accounts payable                                                                                              (67,497)
     Accrued compensation                                                                                            5,721
     Other accrued liabilities                                                                                     142,478
     Income taxes payable                                                                                          204,000
     Deferred revenue                                                                                            1,357,112
                                                                                                        -----------------------
Net cash provided by operating activities                                                                          579,265
                                                                                                        -----------------------

INVESTING ACTIVITIES
Capital expenditures                                                                                              (133,383)
                                                                                                        -----------------------
Net cash used in investing activities                                                                             (133,383)
                                                                                                        -----------------------

FINANCING ACTIVITIES
Proceeds from new capital leases                                                                                    54,805
Principal payments on capital lease obligations                                                                    (19,655)
Repayment of note payable                                                                                          (58,503)
                                                                                                        -----------------------
Net cash used in financing activities                                                                              (23,353)
                                                                                                        -----------------------

Net increase in cash and cash equivalents                                                                          422,529
Cash and cash equivalents at beginning of period                                                                    84,164
                                                                                                        -----------------------
Cash and cash equivalents at end of period                                                                   $     506,693
                                                                                                        =======================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                                                                $      11,018
                                                                                                        =======================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Promissory note issued for services                                                                          $     107,505
                                                                                                        =======================
Notes receivable from stockholders for exercise of stock options                                             $      53,838
                                                                                                        =======================

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                          Notes to Financial Statements

                                December 31, 1999

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Neomorphic, Inc. (the "Company") develops and licenses bioinformatics software products and has proprietary software algorithms and computing infrastructure to analyze, assemble, and annotate genomic and expressed gene sequence data.

On October 30, 2000, the Company was acquired by Affymetrix, Inc. (See Note 6).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

The Company invests its excess cash in deposits and money market accounts. The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, as follows:

        Computer equipment                        3 years
        Fixtures and furniture                    3 years

                                Neomorphic, Inc.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through December 31, 1999, there have been no such losses.

REVENUE RECOGNITION

Revenue is derived principally from software licensing, services, and grants.

Software license revenues consist of fees for perpetual licenses which are primarily derived from contracts with corporate customers. Revenue from software license fees is recognized when persuasive evidence of an agreement exists; delivery of the product has occurred; no significant obligations for the Company with respect to implementation remain; the fee is fixed; and collectibility is probable. If significant customization is required, then the total arrangement fee is accounted for under contract accounting and revenue is recognized on a percentage of completion basis or upon completion, as appropriate. If the arrangement requires the delivery of additional software products, the license fee is accounted for under subscription accounting and revenue is recognized ratably over the term of the arrangement or the estimated economic life of the product, as appropriate.

Service revenues consist primarily of revenue from consulting fees, training, and maintenance agreements. Consulting and training revenue is recognized as the services are performed. Maintenance revenue is deferred and recognized on a straight-line basis over the life of the related agreement, which is generally one year.

Grant revenue is recorded in the period in which reimbursable costs are incurred.

                                Neomorphic, Inc.

RESEARCH AND DEVELOPMENT

Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility, which, for the Company, is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Therefore, all research and development costs through December 31, 1999 have been expensed as incurred.

SIGNIFICANT CONCENTRATIONS

In 1999, Celera Genomics Corporation accounted for 37% of the revenue and 23% of the accounts receivable balance. The Company does not require collateral or other security for accounts receivable.

ACCOUNTING FOR STOCK-BASED COMPENSATION

As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to account for its 1998 Incentive Stock Plan in accordance with the provisions of Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Pro forma disclosures required by SFAS 123 are included in Note 5. Options granted to nonemployees are accounted for using the Black-Scholes method prescribed by SFAS 123 and, in accordance with "The Emerging Issues Task Force Consensus No. 96-18," the options are subject to periodic re-evaluation over their vesting terms.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") requires components of other comprehensive income to be included in comprehensive income. Comprehensive loss approximated net loss for the year ended December 31, 1999.

                                Neomorphic, Inc.

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131") establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. The Company has determined that it operates in only one segment.

NET LOSS PER SHARE

Net loss per share has been computed according to the Statement of Financial Accounting Standards Board No. 128, "Earnings Per Share," which requires disclosure of basic and diluted earnings per share. Basic net loss per share is calculated using the weighted-average number of common shares outstanding during the period less shares subject to repurchase under restricted stock agreements. Diluted net loss per share, which gives effect to the dilutive impact of stock options and convertible securities, is the same as basic net loss per share as the Company is in a net loss position.

A reconciliation of shares used in the calculation is as follows:


Weighted-average shares of
   common stock outstanding                    7,200,282
Less: weighted-average shares
   subject to repurchase                      (1,474,881)
                                              ----------
Weighted-average shares used
   in computing basic and diluted
     net loss per share                        5,725,401
                                              ==========

                                Neomorphic, Inc.

NET LOSS PER SHARE (CONTINUED)

Options outstanding of 542,000 were excluded from the computation of diluted net loss per share, as their effect would have been antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Financial Instruments and for Hedging Activities" ("SFAS 133") which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. In June 1999, FASB issued Statement of Financial Accounting Standards No. 137 which deferred the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. The adoption of SFAS 133 is not anticipated to have an impact on the Company's results of operations of financial condition when adopted as the Company holds no derivative financial instruments and does not currently engage in hedging activities.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes the SEC's views in applying generally accepted accounting principles to revenue recognition. SAB 101 is required to be adopted by the Company in the fourth quarter of 2000 and is not anticipated to have a material impact on the Company's results of operations or financial position when adopted.

                                Neomorphic, Inc.

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transaction Involving Stock Compensation - An Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of the previously fixed stock option or awards; accounting for an exchange of stock compensation awards in a business combination; and the accounting and separate-entity reporting of awards granted between companies in a consolidated group. The adoption of this interpretation had no impact on the Company's results of operations or financial condition.

2.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 DECEMBER 31,
                                                     1999
                                            -----------------------
Computer equipment                                $   175,185
Fixtures and furniture                                 49,381
                                            -----------------------
                                                      224,566
Less accumulated depreciation                         (83,540)
                                            -----------------------
Net property and equipment                        $   141,026
                                            =======================

Equipment leased under capital leases is included in computer equipment and fixtures and furniture. At December 31, 1999, equipment under capital leases was approximately $93,363 with accumulated amortization of approximately $27,206.

3.  LEASES

The Company leases its office space under operating lease arrangements with an unrelated party which expire in February 2002. The Company finances certain office equipment under capital leases.

                                Neomorphic, Inc.

Future minimum lease payments under all noncancelable leases are as follows:


                                                            CAPITAL              OPERATING
                                                            LEASES                LEASES
                                                     ---------------------------------------------
Year ended December 31,
   2000                                                    $   31,722            $    71,340
   2001                                                        30,383                 71,340
   2002                                                        19,685                  8,918
   2003                                                         3,187                      -
                                                     ---------------------------------------------
Total minimum payment required                                 84,977            $   151,598
                                                                           =======================
Less amount representing interest                             (18,951)
                                                     -----------------------
Present value of future lease payments                         66,026
Less current portion                                          (24,686)
                                                     -----------------------
Noncurrent obligations under capital leases                $   41,340
                                                     =======================

Rent expense under operating leases amounted to $32,509 in 1999.

4.  NOTE PAYABLE

The note payable of $49,002 relates to legal services performed. The note is payable in variable monthly installments ending in September 2000 and bears interest at approximately 8% per annum.

5.  STOCKHOLDERS' EQUITY

SHARES SUBJECT TO REPURCHASE

Through December 31, 1999, the Company has issued 1,115,000 shares of restricted common stock to officers, employees, and consultants at fair value. Upon termination of employment, unvested shares are subject to repurchase by the Company at the original issuance price. Under terms of the stock purchase agreements, repurchase rights generally lapse over a four-year period. There are also shares subject to repurchase from the exercise of unvested stock options. The repurchase rights lapse in accordance with the vesting period. As of December 31, 1999, total shares subject to repurchase were 1,177,471.

1998 INCENTIVE STOCK PLAN

The Company's 1998 Incentive Stock Plan (the "Plan") provides for (i) the grant of incentive stock options to employees, (ii) the grant of nonstatutory stock options to employees and consultants, and (iii) the grant of stock purchase rights. The option price shall be 100% of the fair value on the date of grant (110% in certain circumstances). Options granted under the Plan expire no later than ten years from the date of grant (five years in certain circumstances). A total of 3,350,000 shares of common stock have been authorized for issuance under the Plan.

                                Neomorphic, Inc.

1998 INCENTIVE STOCK PLAN (CONTINUED)

Under the terms of the Plan, the options and purchase rights granted generally vest 25% at the end of the first year with the remaining balance vesting in equal amounts over the next 36 months.

As of December 31, 1999, the Company has reserved 2,032,125 shares of common stock for future issuance under the Plan.

A summary of activity under the Plan is as follows:

                                                             OPTIONS OUTSTANDING
                                                     ------------------------------------
                                         SHARES            SHARES                           WEIGHTED-
                                        AVAILABLE          UNDER             PRICE       AVERAGE EXERCISE
                                        FOR GRANT          OPTION          PER SHARE          PRICE
                                    -----------------------------------------------------------------------
Balance at December 31, 1998            2,164,700           185,300          $0.04            $0.04
Options granted                          (689,575)          689,575       $0.04-$1.50         $0.35
Options exercised                               -          (317,875)      $0.04-$0.47         $0.17
Options canceled                           15,000           (15,000)         $0.47            $0.47
                                    ------------------------------------
Balance at December 31, 1999            1,490,125           542,000       $0.04-$1.50         $0.34
                                    ====================================

All options and shares were granted with exercise prices equal to the fair value of the Company's common stock as determined by the Company's board of directors.

All options outstanding are exercisable immediately, with unvested shares subject to the Company's lapsing right of repurchase.

                                              WEIGHTED-
                                               AVERAGE
                          NUMBER        REMAINING CONTRACTUAL
 EXERCISE PRICES        OF OPTIONS               LIFE
--------------------------------------------------------------
                        (IN YEARS)
      $0.04                304,000               8.98
      $0.47                178,000               9.65
      $1.50                 60,000               9.82
                  -----------------------
                           542,000               9.29
                  =======================

                                Neomorphic, Inc.

1998 INCENTIVE STOCK PLAN (CONTINUED)

Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the minimum value method with the following assumptions: risk-free interest rate of 6.5%, an expected option life of 5 years, and no dividends. The weighted-average fair value of the options granted in 1999 was $0.18. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information is as follows:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              1999
                                                     -----------------------
Net loss:
   As reported                                            $   (503,635)
   Pro forma                                              $   (517,539)
Basic and diluted net loss per share:
   As reported                                            $      (0.09)
   Pro forma                                              $      (0.09)


6.  INCOME TAXES

The provision for income taxes for the year ended December 31, 1999 consists of the following:

                                             DECEMBER 31,
                                                1999
                                             ----------
          Federal:
            Current                          $ 193,000
            Deferred                          (179,000)
          State:
            Current                             12,000
            Deferred                                 -
                                             ----------
          Total                              $  26,000
                                             ==========

The income tax expense differed from the amounts computed by applying the us statutory federal income tax rate (35%) to pretax loss as a result of the following:

                                             DECEMBER 31,
                                                1999
                                             ----------
          Computed expected tax (benefit)    $(167,300)
          Current year net operating losses
            and/or temporary differences
            for which no tax benefit is
            recognized                        (140,000)
          Change in valuation allowance        342,500
          State taxes                            7,800
          R&D credit                           (38,000)
          Other                                 21,000
                                             ----------
          Total income tax provision         $  26,000
                                             ==========

Significant components of the company's deferred tax assets are as follows:

                                             DECEMBER 31,
                                                1999
                                             ----------
          Deferred tax assets:
            Credits                          $  34,000
            Deferred revenue                   459,000
            Compensation accrual                     -
            Other accruals/reserves not
              currently deductible             137,000
                                             ----------
            Total deferred tax assets          630,000
              Valuation allowance             (451,000)
                                             ----------
            Net deferred tax assets            179,000
            Deferred tax liabilities:
              Depreciation                           -
              Other                                  -
                                             ----------
            Net deferred tax assets          $ 179,000
                                             ==========

The Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Taxes" (SFAS 109), provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company recorded a deferred tax asset at December 31, 1999 based on availability of taxable income in the carryback periods for federal purposes. Due to the uncertainty of future earnings and the lack of carryback provisions per state purposes, management has determined that the valuation allowance continues to be necessary.

                                Neomorphic, Inc.

7. SUBSEQUENT EVENTS

In April 2000, the Company completed a private placement of 458,886 shares of Series A convertible preferred stock at $5.34 per share for net proceeds of $2,424,992. Concurrent with this private placement, one stockholder converted 1,000,000 shares of common stock into 166,667 shares of Series A preferred stock.

In October 2000, the Company was acquired by Affymetrix, Inc. Affymetrix issued 1,285,655 shares of stock in exchange for all the outstanding common and preferred shares of Neomorphic and 122,796 options to purchase Affymetrix common stock in exchange for all the Neomorphic stock options outstanding. In addition, the preferred stockholders of Neomorphic received cash of $2.4 million. Affymetrix has agreed to register the resale of the Affymetrix stock issued in the transaction and at such time the aggregate number of shares of Affymetrix common stock that the Neomorphic stockholders will receive may be increased or decreased depending on Affymetrix' stock performance prior to the effective date of the registration statement. If the average fair value of Affymetrix common stock for a specified period prior to effectiveness of the registration statement is less than $49.70 per share then Affymetrix will issue additional shares of common stock. If the average fair value of Affymetrix is greater than $92.30 per share then Neomorphic's stockholders and option holders will return shares and options. In lieu of any such increase in the aggregate number of shares of Affymetrix stock to be issued in the transaction, Affymetrix has the option of paying cash in an aggregate amount not to exceed $20 million. The transaction is being accounted for as a purchase transaction.

                                Neomorphic, Inc.

                     Index to Condensed Financial Statements


Condensed Balance Sheets.................................................................................21
Condensed Statements of Operations.......................................................................22
Condensed Statements of Cash Flows.......................................................................23
Notes to Condensed Financial Statements..................................................................24

                                Neomorphic, Inc.

                            Condensed Balance Sheets

                                                                                      SEPTEMBER 30,          DECEMBER 31,
                                                                                           2000                  1999
                                                                                  ---------------------------------------------
                                                                                       (Unaudited)              (Note)
ASSETS
Current assets:
   Cash and cash equivalents                                                          $      486,368           $   506,693
   Accounts receivable                                                                       402,016               589,221
   Prepaid expenses and other current assets                                                 158,404                20,041
   Income tax receivable                                                                     218,466                     -
   Deferred tax asset                                                                              -               179,000
                                                                                  ---------------------------------------------
Total current assets                                                                       1,265,254             1,294,955

Property and equipment, net                                                                  184,028               141,026
                                                                                  ---------------------------------------------
                                                                                      $    1,449,282           $ 1,435,981
                                                                                  =============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                   $        1,854           $     2,520
   Accrued compensation                                                                       60,000               281,949
   Other accrued liabilities                                                                 338,048               142,478
   Income taxes payable                                                                            -               204,000
   Deferred revenue                                                                           92,877             1,475,445
   Current portion of capital lease obligations                                               24,004                24,686
   Note payable                                                                                    -                49,002
                                                                                  ---------------------------------------------
Total current liabilities                                                                    516,783             2,180,080

Noncurrent portion of capital lease obligations                                               59,583                41,340

Stockholders' equity (deficit):
   Preferred stock - no par value; 10,000,000 shares authorized,
     700,000 designated as Series A convertible; 625,553 Series A shares issued and outstanding in 2000 (none in 1999); aggregate liquidation
     preference of $3,339,827                                                              2,424,992                     -
   Common stock - no par value; 20,000,000 shares authorized;
     7,629,650 shares issued and outstanding in 2000 (7,296,225 in
     1999)                                                                                 4,441,923               253,858
   Notes receivable from stockholders                                                     (1,737,062)              (97,298)
   Deferred stock compensation                                                            (2,333,463)                    -
   Accumulated deficit                                                                    (1,923,474)             (941,999)
                                                                                  ---------------------------------------------
Total stockholders' equity (deficit)                                                         872,916              (785,439)
                                                                                  ---------------------------------------------
                                                                                      $    1,449,282           $ 1,435,981
                                                                                  =============================================

Note: The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                       Condensed Statements of Operations

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                           2000                   1999
                                                                                  ---------------------------------------------
                                                                                                  (Unaudited)

Revenues:
   Software licenses and services                                                      $   1,920,713            $     925,855
   Grant revenue                                                                             302,410                  108,335
                                                                                  ---------------------------------------------
                                                                                           2,223,123                1,034,190
                                                                                  ---------------------------------------------
Costs and expenses:
   Research and development                                                                2,498,354                  793,300
   Selling, general and administration                                                       701,749                  349,510
                                                                                  ---------------------------------------------
Total costs and expenses                                                                   3,200,103                1,142,810
                                                                                  ---------------------------------------------

Loss from operations                                                                        (976,980)                (108,620)

Other income (expense):
   Interest income                                                                             5,713                      654
   Interest expense                                                                          (10,208)                  (8,080)
                                                                                  ---------------------------------------------
Net loss                                                                               $    (981,475)           $    (116,046)
                                                                                  =============================================

Basic and diluted net loss per share                                                   $       (0.35)           $       (0.02)
                                                                                  =============================================

Weighted-average shares used in computing basic and diluted
   net loss per share                                                                      2,772,539                5,764,685
                                                                                  =============================================

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                       Condensed Statements of Cash Flows

                Increase (Decrease) in Cash and Cash Equivalents

                                                                                                NINE MONTHS ENDED
                                                                                                   SEPTEMBER 30,
                                                                                           2000                   1999
                                                                                  ---------------------------------------------
                                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                                                              $     (981,475)           $(116,046)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
   Depreciation and amortization                                                              60,196               25,301
   Issuance of equity instruments for noncash benefits                                       160,796              104,503
   Amortization of deferred stock compensation                                                54,042                    -
   Changes in assets and liabilities:
     Accounts receivable                                                                     187,205             (553,690)
     Prepaid expenses and other current assets                                              (138,363)               1,823
     Income tax receivable                                                                  (218,466)                   -
     Deferred tax asset                                                                      179,000                    -
     Accounts payable                                                                           (666)             (52,299)
     Accrued compensation                                                                   (221,949)              25,891
     Other accrued liabilities                                                               195,570                    -
     Income taxes payable                                                                   (204,000)                   -
     Deferred revenue                                                                     (1,382,568)             773,781
                                                                                  ---------------------------------------------
Net cash (used in) provided by operating activities                                       (2,310,678)             209,264
                                                                                  ---------------------------------------------

INVESTING ACTIVITIES
Capital expenditures                                                                        (103,198)            (110,597)
                                                                                  ---------------------------------------------
Net cash used in investing activities                                                       (103,198)            (110,597)
                                                                                  ---------------------------------------------

FINANCING ACTIVITIES
Proceeds from new capital leases                                                              36,008               54,805
Principal payments on capital lease obligations                                              (18,447)             (13,508)
Repayment of long-term debt                                                                  (49,002)             (37,169)
Net proceeds from issuance of convertible preferred stock                                  2,424,992                    -
                                                                                  ---------------------------------------------
Net cash provided by financing activities                                                  2,393,551                4,128
                                                                                  ---------------------------------------------

Net (decrease) increase in cash and cash equivalents                                         (20,325)             102,795
Cash and cash equivalents at beginning of period                                             506,693               84,164
                                                                                  ---------------------------------------------
Cash and cash equivalents at end of period                                            $      486,368         $    186,959
                                                                                  =============================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                                         $       10,208         $      8,080
                                                                                  =============================================
Income taxes paid                                                                     $      256,000         $          -
                                                                                  =============================================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Promissory note issued for services                                                   $            -         $    107,505
                                                                                  =============================================
Notes receivable from stockholders for exercise of stock options                      $    1,639,765         $      8,540
                                                                                  =============================================
Deferred stock compensation                                                           $    2,387,505         $          -
                                                                                  =============================================

                            SEE ACCOMPANYING NOTES.

                                Neomorphic, Inc.

                    Notes to Condensed Financial Statements

                               September 30, 2000

                                  (Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements include the accounts of Neomorphic, Inc. ("Neomorphic" or the "Company"). In the opinion of Neomorphic management, all adjustments (consisting of normal recurring entries) considered necessary for a fair presentation have been included.

Results for any interim period are not necessarily indicative of results for any future interim period or for the entire year. The accompanying financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 1999.

In October 2000, the Company was acquired by and became a wholly owned subsidiary of Affymetrix, Inc. (Seet Note 3).

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") requires components of other comprehensive income to be included in comprehensive income. At September 30, 2000 and 1999, comprehensive loss approximated net loss.

NET LOSS PER SHARE

Net loss per share has been computed according to the Financial Accounting Standards Board Statement No. 128, "Earnings Per Share," which requires disclosure of basic and diluted earnings per share. Basic net loss per share is calculated using the weighted-average number of common shares outstanding during the period less common shares subject to repurchase. Diluted net loss per share, which gives effect to the dilutive impact of stock options and convertible securities, is the same as basic net loss per share as the Company is in a net loss position.

A reconciliation of shares used in the calculations is as follows:


                                                  Nine months ended
                                                    September 30,
                                               2000               1999
                                            -----------------------------
Weighted-average shares
  of common stock outstanding                6,906,822          7,154,422

Less: weighted-average shares
  subject to repurchase                     (4,134,283)        (1,389,737)

Weighted-average shares
  used in computing basic and                ----------------------------
  diluted net loss per share                 2,772,539          5,764,685
                                             ============================

                                Neomorphic, Inc.

                                  (Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

NET LOSS PER SHARE (CONTINUED)

Outstanding securities which could potentially dilute basic earnings per share in the future but were excluded from the computation of diluted net loss per share, as their effect would have been antidilutive, were as follows:

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              2000                  1999
                                                     ---------------------------------------------
Convertible preferred stock                                    625,553                     -
Outstanding options                                            689,500               228,700

2.  PREFERRED STOCK

The Company completed a private placement of 458,886 shares of its Series A convertible preferred stock on April 14, 2000 for net proceeds of $2,424,992. The Series A preferred stock is convertible at the stockholder's option into common stock on a one-for-one basis, subject to adjustment for antidilution. Preferred stockholders are entitled to the number of votes they would have upon conversion of their shares into common stock. Holders of Series A convertible preferred stock are entitled to cumulative dividends at $0.32 per share if and when declared by the board of directors. These dividends are to be paid in advance of any distribution to common stockholders. No dividends have been declared through September 30, 2000.

                                Neomorphic, Inc.

                                  (Unaudited)

2.  PREFERRED STOCK (CONTINUED)

In the event of a liquidation or winding up of the Company, holders of Series A convertible preferred stock shall have a liquidation preference equal to the greater of (i) $5.339 per share together with any declared but unpaid dividends and (ii) such amount per share that would have been payable if each share had been converted to common stock immediately prior to such liquidation or winding up. The sale of the Company or substantially all of its assets is defined as liquidation event.

Concurrent with the private placement, one stockholder converted 1,000,000 shares of common stock into 166,667 shares of Series A preferred stock.

3.  DEFERRED STOCK COMPENSATION

The Company has recorded deferred stock compensation with respect to options granted to employees of approximately $2.4 million for the nine months ended September 30, 2000, representing the difference between the exercise price of the options and the deemed fair value of the common stock. These amounts are being amortized to operations over the vesting periods using the straight-line method. The amortization expense for the nine months ended September 30, 2000 amounted to $54,042.

4.  SUBSEQUENT EVENT

In October 2000, the Company was acquired by Affymetrix, Inc. ("Affymetrix"). Affymetrix issued 1,285,655 shares of stock in exchange for all the outstanding common and preferred shares of Neomorphic and 122,796 options to purchase Affymetrix common stock in exchange for all the Neomorphic stock options outstanding. In addition, the preferred stockholders of Neomorphic received cash of $2.4 million. Affymetrix has agreed to register the resale of the Affymetrix stock issued in the transaction and at such time the aggregate number of shares of Affymetrix common stock that the Neomorphic stockholders will receive may be increased or decreased depending on Affymetrix' stock performance prior to the effective date of the registration statement. If the average fair value of Affymetrix common stock for a specified period prior to effectiveness of the registration statement is less than $49.70 per share then Affymetrix will issue additional shares of common stock. If the average fair value of Affymetrix is greater than $92.30 per share then Neomorphic's stockholders and option holders will return shares and options. In lieu of any such increase in the aggregate number of shares of Affymetrix stock to be issued in the transaction, Affymetrix has the option of paying cash in an aggregate amount not to exceed $20 million. The transaction is being accounted for as a purchase transaction.

Item 7(b).  Pro Forma Financial Information

On October 30, 2000, Affymetrix, Inc. ("Affymetrix" or the "Company") acquired all the equity interests of Neomorphic, Inc. ("Neomorphic"). Prior to the acquisition, Neomorphic was a privately-held company. Neomorphic develops and licenses bioinformatics software products and has proprietary software algorithms and computing infrastructure to analyze, assemble and annotate genomic and expressed gene sequence data.

Affymetrix issued 1,285,655 shares of stock in exchange for all the outstanding common and preferred shares of Neomorphic and the 122,796 options to purchase Affymetrix common stock in exchange for all the Neomorphic stock options outstanding. In addition, the preferred stockholders of Neomorphic received cash of $2.4 million. Affymetrix has agreed to register the resale of the Affymetrix stock issued in the transaction and at such time the aggregate number of shares of Affymetrix common stock that the Neomorphic stockholders will receive may be increased or decreased depending on Affymetrix' stock performance prior to the effective date of the registration statement. If the average fair value of Affymetrix common stock for a specified period prior to effectiveness of the registration statement is less than $49.70 per share then Affymetrix will issue additional shares of common stock. If the average fair value of Affymetrix is greater than $92.30 per share then Neomorphic's stockholders and option holders will return shares and options. In lieu of any such increase in the aggregate number of shares of Affymetrix stock to be issued in the transaction, Affymetrix has the option of paying cash in an aggregate amount not to exceed $20 million. The transaction is being accounted for as a purchase transaction.

Affymetrix also incurred approximately $2.2 million of acquisition related costs. The purchase price, including liabilities assumed of $1.0 million, aggregated approximately $41.6 million, of which $1.8 million was allocated to tangible assets, approximately $15.0 million to acquired in-process research and development and $4.7 million to other identified intangibles and goodwill. The fair value of unvested common stock subject to restricted stock purchase agreements and the intrinsic value of the unvested options held by employees amounted to approximately $32.4 million and was deducted from the purchase price and allocated to deferred stock compensation. This amount will be amortized to compensation expenses over the remaining vesting terms of the shares and options. The fair value of options granted to nonemployees of $0.1 million was also deducted from the purchase price. These options will be periodically revalued as they vest. The allocation of the purchase price was done on the basis of a preliminary independent appraisal and may be subject to change.

The Affymetrix consolidated statement of operations for the period in which the merger with Neomorphic occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $15.0 million. This amount represents the value determined by management, using a discounted cash flow methodology, to be attributable to the in-process research and development of Neomorphic based on a valuation analysis of such research and development. The charge relates to specific on-going research and development. Management of Affymetrix believes that the allocation of the purchase price to in- process research and development is appropriate given the future potential of this research and development to contribute to the operations of Affymetrix. Assuming this research continues through all stages of development, Affymetrix expects to incur substantial future research and development expenditures related to this technology. If Affymetrix would have allocated less of the purchase price to in-process research and development, the value would have been recorded as goodwill on the balance sheet and amortized over the expected benefit period, resulting in increased amortization expense during that period.

The following unaudited pro forma condensed combined financial information reflects the business combination between Affymetrix and Neomorphic accounted for using the purchase method of accounting. The pro forma condensed combined balance sheet combines Affymetrix's historical balance sheet with Neomorphic's historical balance sheet as of September 30, 2000 and reflects the combination as if it had occurred as of September 30, 2000. The pro forma condensed combined statements of operations combine Affymetrix's historical consolidated statements of operations with Neomorphic's historical statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 and reflect the combination as if it had occurred at the beginning of each period presented.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been effected as of the beginning of such period and should not be construed as representative of future operations.

                      AFFYMETRIX, INC. AND NEOMORPHIC, INC.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                          September 30, 2000
                                                                                          ------------------

                                                                                                    PRO FORMA           PRO FORMA
                                                                     AFFYMETRIX     NEOMORPHIC     ADJUSTMENTS          COMBINED
                                                                 ---------------------------------------------       ---------------
ASSETS
Current assets:
      Cash and cash equivalents.................................   $    3,770         $    486      $   (2,400) (A)    $    1,856
      Available-for-sale securities.............................      425,292                -               -            425,292
      Accounts receivable.......................................       47,697              402               -             48,099
      Inventories...............................................       17,599                -               -             17,599
      Other current assets......................................        2,893              159               -              3,052
      Income tax receivable.....................................            -              218               -                218
                                                                 ---------------------------------------------       ---------------
      Total current assets......................................      497,251            1,265          (2,400)           496,116
Net property and equipment......................................       52,730              184               -             52,914
Acquired technology rights......................................       10,224                -               -             10,224
Goodwill and other intangible assets............................            -                -          24,059  (B)        24,059
Notes receivable from employees.................................        1,319                -               -              1,319
Other assets....................................................       47,759                -               -             47,759
                                                                 ---------------------------------------------       ---------------
                                                                   $  609,283         $  1,449      $   21,659         $  632,391
                                                                 =============================================       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued liabilities..................   $    41,534        $    399      $    2,662  (C)    $   44,595
      Deferred revenue..........................................        19,627              93               -             19,720
      Current portion of capital lease obligation...............            68              24               -                 92
                                                                 ---------------------------------------------       ---------------
      Total current liabilities.................................        61,229             516           2,662             64,407
Noncurrent portion of capital lease obligations.................             -              59               -                 59
Obligation to Beckman Coulter, Inc..............................         5,000               -               -              5,000
Convertible subordinated notes..................................       375,000               -               -            375,000
Common stock purchase rights....................................         3,000               -               -              3,000
Stockholders' equity:
      Preferred stock...........................................             -           2,425          (2,425)                 -
      Common stock..............................................           555           4,442          (4,429) (A)           568
      Additional paid-in-capital................................       270,485               -          69,015  (A)       339,500
      Notes receivable from stockholders........................             -          (1,737)            672  (A)        (1,065)
      Deferred stock compensation...............................             -          (2,333)        (30,770) (A)       (33,103)
      Accumulated deficit.......................................      (136,269)         (1,923)        (13,066) (A)(B)   (151,258)
      Other.....................................................        30,283               -               -             30,283
                                                                 ---------------------------------------------       ---------------
         Total stockholders' equity.............................       165,054             874          18,997            184,925
                                                                 ---------------------------------------------       ---------------
                                                                   $   609,283        $  1,449      $   21,659         $  632,391
                                                                 =============================================       ===============

                            SEE ACCOMPANYING NOTES

                      AFFYMETRIX, INC. AND NEOMORPHIC, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          Nine Months Ended
                                                                                          ------------------
                                                                                          September 30, 2000
                                                                                          ------------------

                                                                                                    PRO FORMA           PRO FORMA
                                                                     AFFYMETRIX     NEOMORPHIC     ADJUSTMENTS          COMBINED
                                                                 ---------------------------------------------       ---------------
Revenue:
       Product.............................................        $   122,227        $      -      $        -         $  122,227
       Research............................................              4,729               -               -              4,729
       License fees and royalties..........................             14,455           2,223               -             16,678
                                                                 ---------------------------------------------       ---------------
          Total revenue....................................            141,411           2,223               -            143,634
                                                                 ---------------------------------------------       ---------------
Costs and expenses:
       Cost of product revenue.............................             49,117               -               -             49,117
       Research and development............................             38,890           2,498               -             41,388
       Selling, general and administrative.................             68,334             702               -             69,036
       Merger related costs................................              2,395               -               -              2,395
       Amortization of deferred stock compensation (Note(i))                 -               -           8,276  (D)         8,276
       Amortization of goodwill and acquired intangibles...                  -               -           4,075  (E)         4,075
                                                                 ---------------------------------------------       ---------------
         Total costs and expenses..........................            158,736           3,200          12,351            174,287
                                                                 ---------------------------------------------       ---------------

Loss from operations.......................................            (17,325)           (977)        (12,351)           (30,653)
Interest income (expense), net.............................              5,259              (4)              -              5,255
                                                                 ---------------------------------------------       ---------------
Net loss...................................................        $   (12,066)       $   (981)     $  (12,351)        $  (25,398)
                                                                 =============================================       ===============

Basic and diluted net loss per common share................        $     (0.22)       $  (0.35)                        $   (0.46)
                                                                 ==============================                      ===============

Weighted-average shares used in computing basic and diluted
       net loss per common share...........................             54,928           2,773                  (F)       55,772
                                                                 ==============================                      ===============

Note (i):

All of the amortization charge for deferred stock compensation relates to research and development costs.

                            SEE ACCOMPANYING NOTES

                      AFFYMETRIX, INC. AND NEOMORPHIC, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              Year Ended
                                                                                              ----------
                                                                                           December 31, 1999
                                                                                           -----------------

                                                                                                    PRO FORMA           PRO FORMA
                                                                     AFFYMETRIX     NEOMORPHIC     ADJUSTMENTS          COMBINED
                                                                 ---------------------------------------------       ---------------
Revenue:
       Product..................................................   $    98,168        $      -      $        -         $   98,168
       Research.................................................         8,059               -               -              8,059
       License fees and royalties...............................         2,847           1,560               -              4,407
                                                                 ---------------------------------------------       ---------------
          Total revenue.........................................       109,074           1,560               -            110,634
                                                                 ---------------------------------------------       ---------------

Costs and expenses:
       Cost of product revenue..................................        42,219               -               -             42,219
       Research and development.................................        43,524           1,353               -             44,877
       Selling, general and administrative......................        53,590             677               -             54,267
       Amortization of deferred stock compensation (Note(i))....             -               -          11,034  (D)        11,034
       Amortization of goodwill and acquired intangibles........             -               -           5,434  (E)         5,434
                                                                 ---------------------------------------------       ---------------
         Total costs and expenses...............................       139,333           2,030          16,468            157,831
                                                                 ---------------------------------------------       ---------------

Loss from operations............................................       (30,259)           (470)        (16,468)           (47,197)
Interest income (expense), net..................................         4,755              (8)              -              4,747
                                                                 ---------------------------------------------       ---------------
Net loss before taxes...........................................       (25,504)           (478)        (16,468)           (42,450)
Income taxes....................................................             -             (26)              -                (26)
                                                                 ---------------------------------------------       ---------------
Net loss........................................................       (25,504)           (504)        (16,468)           (42,476)
Preferred stock dividends.......................................        (2,055)              -               -             (2,055)
                                                                 ---------------------------------------------       ---------------
Net loss attributable to common stockholders....................   $   (27,559)       $   (504)     $  (16,468)        $  (44,531)
                                                                 =============================================       ===============

Basic and diluted net loss per common share.....................   $     (1.08)       $  (0.09)                        $    (1.68)
                                                                 ==============================                      ===============

Weighted-average shares used in computing basic and diluted
       net loss per common share................................        25,583           5,725                  (F)        26,505
                                                                 ==============================                      ===============

Note (i):

All of the amortization charge for deferred stock compensation relates to research and development costs.

                            SEE ACCOMPANYING NOTES

                                AFFYMETRIX, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)    Basis of Presentation
Pro Forma Basis of Presentation

The pro forma condensed combined financial statements reflect the acquisition by Affymetrix of all of the outstanding capital stock of Neomorphic accounted for under the purchase method as if it occurred on September 30, 2000 for balance sheet purposes and at the beginning of the periods presented in the statements of operations.

(2)    Merger Transaction Costs

Affymetrix incurred direct transaction costs of approximately $2.2 million associated with the transaction, legal and other professional consulting fees, which are included in the calculation of the purchase price. There can be no assurance that Affymetrix will not incur additional charges in subsequent quarters to reflect costs associated with the transaction, including integration costs, or that management will be successful in their efforts to integrate the operations of Neomorphic. These acquisition costs are estimated and are subject to change.

(3)    Pro Forma Adjustments

Note A

Neomorphic common and preferred stockholders received 1,285,655 shares of Affymetrix common stock in exchange for all of their outstanding shares and Neomorphic option holders received 122,796 options to purchase Affymetrix common stock in exchange for their Neomorphic stock options. In addition, the preferred stockholders of Neomorphic received cash of $2.4 million. The fair value of the Affymetrix common stock issued in exchange for all of the outstanding shares of Neomorphic common and preferred stock was calculated in accordance with Emerging Issues Task Force Issue No. 97-15 and was based on a stock price of $49.70 which represented the lowest fair value of Affymetrix common stock at which no adjustment would occur to the number of shares and options issued by Affymetrix. The Affymetrix options issued in connection with the assumption of the Neomorphic options were valued using the Black-Sholes option pricing model assuming a volatility of 0.7, expected life of 3.5 years, risk-free interest rate of 6%, expected dividend yield of 0% and stock price of $49.70.

In accordance with applicable accounting rules, the fair value of unvested common stock subject to restricted stock agreements and the intrinsic value of the unvested options held by employees was deducted from the purchase price and allocated to deferred stock compensation. The deferred stock compensation will be amortized to compensation expense over the remaining vesting term, principally three years. The fair value of unvested options held by nonemployees was also deducted from the purchase price. These options will be periodically revalued as they vest in accordance with applicable accounting guidance.

A summary of the calculation of the purchase price is as follows (in thousands):


Fair value of common stock issued                    $ 63,897
Fair value of options assumed                           5,254
Less intrinsic value of unvested
   options issued to employees at
   date of consummation                                (5,174)
Less fair value of unvested
   options issued to nonemployees                        (123)
                                                     --------
                                                       63,854

Less fair value of unvested common
   stock at date of consummation                      (27,929)
                                                     --------
                                                       35,925
Cash paid                                               2,400
Liabilities assumed                                     1,026
Transaction costs                                       2,212
                                                     --------
                                                     $ 41,563
                                                     ========

The pro forma adjustment to stockholders' equity also reflects: the elimination of Neomorphic's preferred stock of $2.4 million, common stock of $4.4 million, deferred stock compensation of $2.3 million and accumulated deficit of $1.9 million.

Note B

The pro forma adjustment consists of goodwill of approximately $19.4 million, developed technology of $3.4 million and acquired workforce of $1.3 million. The goodwill will be amortized over five years and the existing technology and acquired workforce will be amortized over three years.

In addition, accumulated deficit reflects a charge of approximately $15.0 million for the value of acquired in-process research and development.

Note C

Affymetrix has assumed liabilities of approximately $0.4 million for severance costs. In addition, Affymetrix has estimated that acquisition costs will be approximately $2.2 million.

Note D

The pro forma adjustment consists of the amortization of deferred stock compensation resulting from the assumption of unvested Neomorphic common stock and options held by employees. The amount will be amortized over the remaining vesting period of principally three years.

Note E

The pro forma adjustment consists of amortization of goodwill expected to be over a five year period and amortization of purchased intangibles expected to be over a three year period. Affymetrix is still evaluating the useful lives of the acquired intangibles.

Note F

Basic and diluted net loss per share has been adjusted to reflect the issuance of 1,285,655 shares of Affymetrix common stock in connection with the acquisition as if the shares had been outstanding for the entire periods presented, deducting the weighted-average number of shares subject to repurchase of 442,000 for the nine months ended September 30, 2000 and 364,000 for the year ended December 31, 1999. The effect of the Neomorphic options assumed by Affymetrix has not been included as their inclusion would be anti-dilutive.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AFFYMETRIX, INC.


                                    By:  /s/ VERN NORVIEL
                                       -------------------------------------
                                       Name:  Vern Norviel
                                       Title: Senior Vice President, General
                                       Counsel and Secretary

Date: January 12, 2001

                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------
2.1         Agreement and Plan of Merger, dated as of September 29, 2000, by and among the Company, the Acquisition Subsidiary and Neomorphic (filed as Exhibit 2.1 to the Company's current report on Form 8-K filed on
            November 13, 2000 and incorporated herein by reference)

23.1        Consent of Ernst & Young LLP, Independent Auditors

99.1        Press Release Dated October 31, 2000 (filed as Exhibit 99.1 to the
            Company's current report on Form 8-K filed on November 13, 2000 and incorporated herein by reference)